Exhibit 5.1

July 29, 2015

Eyegate Pharmaceuticals, Inc.

271 Waverley Oaks Road
Suite 108
Waltham, MA 02452

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-204780) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of $11,499,996 worth of shares (the “Shares”) of Common Stock (“Common Stock”) , $0.01 par value per share, of Eyegate Pharmaceuticals, Inc., a Delaware corporation (the “Company”), plus warrants (the “Warrants”) to purchase up to $14,374,995 worth of shares of Common Stock (the “Warrant Shares”). As used herein, the term "Shares" shall also include any additional shares of Common Stock which may be registered pursuant to any subsequent registration statement that the Company may file with the Commission pursuant to Rule 462(b) under the Securities Act ("Rule 462(b)") in connection with the offering contemplated by the Registration Statement.

The Shares and the Warrants are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company and Aegis Capital Corp., as representative of the underwriters named in the Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares and the Warrants. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that (i) the Shares, when issued and sold in accordance with the form of the Underwriting Agreement most recently filed as an exhibit to the Registration Statement and the prospectus that forms a part of the Registration Statement, will be validly issued, fully paid and non-assessable, (ii) the Warrants, when issued and delivered by the Company in accordance with the form of the Underwriting Agreement most recently filed as an exhibit to the Registration Statement and the prospectus that forms a part of the Registration Statement, will constitute a binding obligation of the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor and similar laws which relate to or affect creditors’ rights generally, and by general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law and (iii) the Warrant Shares, when issued and sold in accordance with the terms and conditions of the Warrants, will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and in any registration statement pursuant to Rule 462(b), in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Burns & Levinson LLP
Burns & Levinson LLP